EXHIBIT 5

                                 ROGER M. BARZUN
                                 ATTORNEY AT LAW
                                60 HUBBARD STREET
                          CONCORD, MASSACHUSETTS 01742

                                                      TELEPHONE: (508) 287-4275
                                                      FACSIMILE: (508) 287-4276



                                                                    May 2, 1997

Kurzweil Applied Intelligence, Inc.
411 Waverley Oaks Road
Waltham, Massachusetts 02154

Dear Sir/Madam:

I am General Counsel of Kurzweil Applied Intelligence, Inc. (the "Company") and in that capacity, this opinion is delivered to you in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about May 5, 1997 on behalf of the Company, under the Securities Act of 1933 relating to 700,000 shares in the aggregate of the common stock, $0.01 par value per share, (the "Common Stock") of the Company issuable under the Company's 1995 Stock Option Plan and the Non-Employee Director Stock Option Plan (the "Plans").

I am familiar with the Company's Amended and Restated Certificate of Incorporation, By-Laws and its corporate minute book as well as the Registration Statement. I have also examined such other documents, records and certificates and made such further investigation as I have deemed necessary for the purposes of this opinion.

Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock to be sold by the Company pursuant to the Option Agreements in the form in effect on the date hereof, when issued against receipt of the agreed purchase price therefor and in conformity with the terms and conditions of the Plans, will be duly authorized, validly issued, fully paid and non-assessable.

I understand that this opinion is to be used in connection with the Registration Statement and accordingly I consent to the filing of this opinion as an exhibit to the Registration Statement. I further consent to the reference to me in Item 5 ("Interests of Named Experts and Counsel") of Part II of the Registration Statement

Very truly yours,

/s/ Roger M. Barzun


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